Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6299

(Name, address and telephone number of agent for service)

Crestwood Midstream Partners LP

Crestwood Midstream Finance Corp.

(Issuer with respect to the Securities)

Delaware Delaware	20-1647837 46-1429970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Louisiana Street, Suite 2550 Houston, TX	77002
(Address of Principal Executive Offices)	(Zip Code)

6.125% Senior Notes Due 2022

(Title of the Indenture Securities)

Table of Additional Registrants

Additional Registrants (as Guarantors of 6.125% Senior Notes due 2022)

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Arlington Storage Company, LLC	Delaware	26-1179687	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Arrow Field Services, LLC	Delaware	27-0472066	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Arrow Midstream Holdings, LLC	Delaware	80-0298512	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Arrow Pipeline, LLC	Delaware	94-3454611	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Arrow Water, LLC	Delaware	27-1000169	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Central New York Oil And Gas Company, L.L.C.	New York	76-0519844	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Cowtown Gas Processing Partners L.P.	Texas	86-1165664	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Cowtown Pipeline Partners L.P.	Texas	86-1165661	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Appalachia Pipeline LLC	Texas	45-4102847	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Arkansas Pipeline LLC	Texas	27-5413868	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Crude Logistics LLC	Delaware	30-0585080	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Crude Terminals LLC	Delaware	27-4762190	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Dakota Pipelines LLC	Delaware	27-4761975	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Gas Marketing LLC	Delaware	70-620818	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Gas Services Operating GP LLC	Delaware	39-2051802	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Gas Services Operating LLC	Delaware	39-2051803	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Marcellus Midstream LLC	Delaware	45-4623727	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Marcellus Pipeline LLC	Delaware	45-4622133	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Crestwood Midstream Operations LLC	Delaware	37-1709059	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood New Mexico Pipeline LLC	Texas	27-5328296	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Ohio Midstream Pipeline LLC	Delaware	46-2279892	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Panhandle Pipeline LLC	Texas	27-5413782	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Pipeline East LLC	Delaware	27-1995912	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Pipeline LLC	Texas	27-5413970	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Sabine Pipeline LLC	Texas	26-4566870	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Storage Inc.	Delaware	20-3143861	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
E. Marcellus Asset Company, LLC	Delaware	46-2362188	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Finger Lakes LPG Storage, LLC	Delaware	20-3143796	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Sabine Treating, LLC	Texas	27-1183772	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
US Salt, LLC	Delaware	59-3525498	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2014 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 14th of July, 2014.

By:	/s/ Joshua A. Hahn
Joshua A. Hahn Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 1, 2014, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 1, 2014, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 14, 2014

By:	/s/ Joshua A. Hahn
Joshua A. Hahn
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2014

($000’s)

3/31/2014
Assets
Cash and Balances Due From Depository Institutions	$7,390,563
Securities	84,977,518
Federal Funds	36,998
Loans & Lease Financing Receivables	234,549,731
Fixed Assets	4,726,552
Intangible Assets	13,234,790
Other Assets	22,187,278

Total Assets	$367,103,430

Liabilities
Deposits	$270,081,137
Fed Funds	3,856,384
Treasury Demand Notes	0
Trading Liabilities	422,782
Other Borrowed Money	35,507,326
Acceptances	0
Subordinated Notes and Debentures	4,623,000
Other Liabilities	11,663,853

Total Liabilities	$326,154,482

Equity
Common and Preferred Stock	18,200
Surplus	14,266,409
Undivided Profits	25,808,807
Minority Interest in Subsidiaries	$855,532

Total Equity Capital	$40,948,948

Total Liabilities and Equity Capital	$367,103,430